UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2014

VICOR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18277	04-2742817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Frontage Road, Andover, Massachusetts 01810

(Address of Principal Executive Offices) (Zip Code)

(978) 470-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The 2014 Annual Meeting of Stockholders of the Company was held on June 20, 2014. Under the Company’s charter, each share of the Company’s Common Stock entitles the holder thereof to one vote per share, and each share of the Company’s Class B Common Stock entitles the holder thereof to ten votes per share. The proposals listed below were submitted to a vote of security holders at the 2014 Annual Meeting of Stockholders.

Proposal 1 - To fix the number of directors at nine and the election of directors to the Board of Directors of the Company.

Nominees	Votes For	Votes Withheld

Patrizio Vinciarelli	134,266,310	4,239,086
Estia J. Eichten	135,648,310	2,857,086
David T. Riddiford	135,646,310	2,859,086
Barry Kelleher	134,901,379	3,604,017
Samuel J. Anderson	134,208,389	4,297,007
Claudio Tuozzolo	134,990,047	3,515,349
James A. Simms	133,011,685	5,493,711
Jason L. Carlson	135,928,732	2,576,664
Liam K. Griffin	136,024,932	2,480,464

There were no broker non-votes and no abstentions on this proposal.

Proposal 2 - The approval of the compensation of our named executive officers, as described in the Company’s 2014 Proxy Statement.

Votes For	Votes Against	Votes Abstaining
134,694,735	2,523,301	1,287,360

There were no broker non-votes on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR CORPORATION

Date: June 24, 2014	By:	/s/ James A. Simms
James A. Simms
Chief Financial Officer